UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2011

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California		91105
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2011, Mr. Craig Martin, President and Chief Executive Officer and a member of the Board of Directors of Jacobs Engineering Group Inc. (the “Company”), agreed to amend the terms of a prior award of Market Stock Units to add additional vesting terms related to the Company’s relative total shareholder return performance compared to that of a specified peer group. The additional vesting terms are set forth in Amendment One to the Restricted Stock Unit Award Agreement (Market Stock Units) (the “Amendment”). The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment One to Restricted Stock Unit Award Agreement (Market Stock Units) by and between Craig Martin and the Company dated as of October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President Finance and Administration

Date: October 18, 2011

EXHIBIT INDEX

10.1	Amendment One to Restricted Stock Unit Award Agreement (Market Stock Units) by and between Craig Martin and the Company dated as of October 14, 2011.